LOAN AGREEMENT (REAL ESTATE)




                                      Among


                        GE CAPITAL PUBLIC FINANCE, INC.,
                                   as Lender,


                     ARKANSAS DEVELOPMENT FINANCE AUTHORITY,
                                   as Issuer,


                                       and


                          QUAIL PIPING PRODUCTS, INC.,
                                   as Borrower


                          Dated as of November 1, 1997








                This instrument constitutes a security agreement
                   under the Arkansas Uniform Commercial Code.


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                          LOAN AGREEMENT (REAL ESTATE)


Lender:   GE Capital Public Finance, Inc.
          Suite 470
          8400 Normandale Lake Boulevard
          Minneapolis, Minnesota  55437
          Telephone:  (800) 346-3164
          Telecopier:  (612) 897-5601

Issuer:   Arkansas Development Finance Authority
          100 Main Street, Suite 200
          Little Rock, Arkansas  72201
          Telephone:  (501) 682-5900
          Telecopier:  (501) 682-5939

Borrower: Quail Piping Products, Inc.            Asahi/America, Inc.
          2410 South Washington Street           35 Green Street
          Magnolia, Arkansas  71753              Malden, Massachusetts  02148
                                                 Telephone:  (617) 388-4505
                                                 Telecopier:  (617) 324-3407

     THIS Loan Agreement (Real Estate) dated as of November 1, 1997 (this "Agreement") among GE Capital Public Finance, Inc., a Delaware corporation, as lender (with its successors and assigns, "Lender"), Arkansas Development Finance Authority, a body politic and corporate and public instrumentality duly organized and validly existing under the laws of the State of Arkansas (the "State"), as issuer ("Issuer"), and Quail Piping Products, Inc., a Massachusetts corporation, as borrower ("Borrower").

     WHEREAS, Issuer is authorized and empowered under the laws of the State, including Act 1069 of 1985, as amended (the "Act"), to enter into loan agreements, contracts and other instruments and documents necessary or convenient to obtain loans for the purpose of facilitating the financing of certain projects as described in the Act; and

     WHEREAS, in furtherance of the purposes of the Act, Issuer proposes to finance all or a portion of the acquisition, construction and refurbishment of the Project (as hereinafter defined) by Borrower pursuant to this Agreement by obtaining a loan from Lender and lending the proceeds thereof to Borrower; and

     WHEREAS, Borrower proposes to borrow the proceeds of the loan made by Lender to Issuer upon the terms and conditions set forth herein to finance the acquisition, construction and refurbishment of the Project; and

     WHEREAS, Borrower shall make Loan Payments (as hereinafter defined) directly to Lender as assignee of Issuer; and

     WHEREAS, this Agreement shall not be deemed to constitute a debt or liability or moral obligation of the State or any political subdivision thereof, or a pledge of the faith and credit or taxing power of the State or any political subdivision thereof, but shall be a special obligation payable solely from the Loan Payments payable hereunder by Borrower to Lender as assignee of Issuer;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender, Issuer and Borrower agree as follows:

                                    ARTICLE I

                            DEFINITIONS AND EXHIBITS

     Section 1.01. Definitions. The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:

     "Acquisition Costs" means the contract price paid or to be paid to the Vendors or reimbursed to Borrower for any portion of the Project, including administrative, engineering, legal, financial, costs of issuance hereof and other costs incurred by Lender, Issuer, Borrower, Escrow Agent and Vendors in connection with the acquisition, construction, refurbishment and financing by Lender of the Project, which Acquisition Costs are set forth in Exhibit A hereto.

     "Agreement" means this Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

     "Bank" means Citizens Bank of Massachusetts, N.A., the issuer of the Letter of Credit.

     "Borrower" means Quail Piping Products, Inc., a Massachusetts corporation.

     "Business Day" means a day other than a Saturday or Sunday on which banks are generally open for business in New York, New York.

     "Code" means the Internal Revenue Code of 1986, as amended, and United States Treasury regulations promulgated thereunder.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article X hereof.

     "Equipment Loan Agreement" means the Loan Agreement (Equipment) of even date herewith among Lender, Issuer and Borrower.

     "Escrow Agent" means National City Bank of Minneapolis, as escrow agent under the Escrow Agreement, and its successors and assigns permitted under the Escrow Agreement.


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     "Escrow Agreement" means the Escrow Agreement dated as of November 1, 1997 among Lender, Issuer, Borrower and Escrow Agent relating to this Agreement.

     "Escrow Fund" means the fund established and held by Escrow Agent pursuant to the Escrow Agreement.

     "Event of Taxability" means the Interest is or becomes includable in Lender's gross income as the result of (i) any act or failure to act by Issuer or Borrower or use of the proceeds of the Loan, (ii) a change in use of the Project, (iii) any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Agreement or the Tax Regulatory Agreement by Issuer or Borrower, (iv) the enactment of any federal legislation after the date of this Agreement or (v) the promulgation of any income tax regulation or ruling by the Internal Revenue Service after the date of this Agreement.

     "Gross-Up Rate" means, with respect to any Interest payment (including payments made prior to the Event of Taxability), the rate necessary to calculate an additional payment in an amount sufficient such that the sum of the Interest payment plus the additional payments would, after reduced by the federal tax (including interest and penalties) actually imposed thereon, equal the amount of the Interest payment.

     "Guarantor" means Asahi/America, Inc., a Massachusetts corporation.

     "Guaranty" means the Guaranty and Negative Pledge Agreement of even date herewith from Guarantor for the benefit of Lender.

     "Interest" means the portion of any payment from Issuer to Lender designated as and comprising interest as shown in Exhibit A hereto.

     "Issuer" means Arkansas Development Finance Authority, acting as issuer under this Agreement.

     "Lender" means (i) GE Capital Public Finance, Inc., acting as lender under this Agreement, (ii) any surviving, resulting or transferee corporation of GE Capital Public Finance, Inc. and (iii) except where the context requires otherwise, any assignee(s) of Lender.

     "Letter of Credit" means the irrevocable standby letter of credit issued by Bank in the amount of $713,743.33, subject to automatic reduction in the amounts and on the dates set forth in Exhibit F hereto, in the form attached hereto as Exhibit E.

     "Loan" means the loan from Issuer to Borrower pursuant to this Agreement.

     "Loan Payments" means the loan payments payable by Borrower pursuant to the provisions of this Agreement as specifically set forth in Exhibit A hereto. As provided in


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Article II hereof, Loan Payments shall be payable by Borrower directly to
Lender, as assignee of Issuer, in the amounts and at the times as set forth in Exhibit A hereto.

     "Loan Proceeds" means the total amount of money to be paid pursuant to
Section 2.02 hereof to Escrow Agent for deposit and application in accordance with the Escrow Agreement.

     "Prepayment Amount" means the amount which Borrower may or must from time to time pay or cause to be paid to Lender as assignee of Issuer in order to prepay the Loan, as provided in Article Section 2.07 hereof, such amounts being set forth in Exhibit A hereto, together with accrued interest and all other amounts due hereunder.

     "Principal" means the portion of any Loan Payment designated as principal in Exhibit A hereto.

     "Project" means property identified in Exhibit A hereto to be acquired, constructed and refurbished.

     "Purchase Agreements" means Borrower's purchase agreements with Vendors of portions of the Project.

     "State" means the State of Arkansas.

     "Substitute Bank" means the issuer of the a Substitute Letter of Credit, which issuer must be acceptable to Lender in its sole discretion.

     "Substitute Letter of Credit" means an irrevocable standby letter of credit in form, substance and amount acceptable to Lender it its sole discretion and issued by a Substitute Bank.

     "Tax Regulatory Agreement" means the Tax Regulatory Agreement of even date herewith among Borrower, Issuer and Lender, as such Tax Regulatory Agreement may be amended from time to time in accordance with its terms.

     "UCC" means the Uniform Commercial Code as adopted and in effect in the State.

     "Vendor" means the seller, manufacturer, contractor or vendor of a portion of the Project.

     Section 1.02. Exhibits. The following exhibits are attached hereto and made a part hereof:

     Exhibit A: Form of Schedule of Project and Loan Payments, describing the Project and setting forth the Loan Payments and Prepayment Amounts.

     Exhibit B: Form of opinion of counsel to Borrower.

     Exhibit C: Form of opinion of counsel to Issuer.


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


     Exhibit D: Form of opinion of special tax counsel.

     Exhibit E: Form of Letter of Credit

     Exhibit F: Schedule of Letter of Credit Amounts setting forth the declining amounts of the Letter of Credit on certain dates.

     Section 1.03. Rules of Construction. (a) The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

     (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.

     (c) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

                                   ARTICLE II

                     FINANCING OF PROJECT AND TERMS OF LOAN

     Section 2.01. Acquisition of Project. Borrower shall acquire, construct and refurbish the Project. Borrower shall remain liable to the Vendor or Vendors in respect of its duties and obligations in accordance with each Purchase Agreement.

     Section 2.02. Loan. Lender hereby agrees, subject to the terms and conditions of this Agreement, to make a loan to Issuer in the amount of $700,000; Issuer hereby agrees, subject to the terms and conditions of this Agreement, to borrow such amount from Lender and to lend such amount to Borrower; and Borrower hereby agrees to borrow such amount from Issuer. Upon fulfillment of the conditions set forth in Article III hereof, Lender shall deposit the Loan Proceeds in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement. Issuer's obligation to repay the loan from Lender, and Borrower's obligation to repay the Loan, shall commence, and interest shall begin to accrue, on the date that Loan Proceeds are disbursed to Borrower on behalf of Issuer or deposited in the Escrow Fund.

     Section 2.03. Interest. The principal amount of the loan from Lender to Issuer and the Loan hereunder outstanding from time to time shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the rate of five and eighty-nine hundredths percent (5.89%). Interest accruing on the principal balance of such loans outstanding from time to time shall be payable as provided in Exhibit A and upon earlier demand in accordance with the terms hereof or prepayment in accordance with Section 2.07 hereof. Upon the occurrence of an Event of


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Taxability, Borrower shall, with respect to future interest payments, begin making Loan Payments calculated at the Gross-Up Rate unless Borrower has prepaid the Loan pursuant to Section 2.07(c) hereof. In addition, Borrower shall make within thirty days after written demand of Lender a payment to Lender sufficient to supplement prior Loan Payments to the Gross-Up Rate.

     Section 2.04. Payments. Issuer shall pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the loan from Lender to Issuer, but only out of the amounts paid by Borrower pursuant to this Agreement. Borrower shall pay to Lender, as assignee of Issuer, Loan Payments, in the amounts and on the dates set forth in Exhibit A hereto. As security for its obligation to pay the principal of, premium, if any in accordance with Section
2.07 hereof, and interest on the loan from Lender, Issuer assigns to Lender all of Issuer's right to receive Loan Payments from Borrower hereunder and all of Issuer's rights hereunder, and Issuer irrevocably constitutes and appoints Lender and any present or future officer or agent of Lender as its lawful attorney, with full power of substitution and resubstitution, and in the name of Issuer or otherwise, to collect the Loan Payments and any other payments due hereunder and to sue in any court for such Loan Payments or other payments and to withdraw or settle any claims, suits or proceedings pertaining to or arising out of this Agreement upon any terms. Such Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer's assignee, and shall be credited against Issuer's payment obligations hereunder. No provision, covenant or agreement contained in this Agreement or any obligation herein imposed on Issuer, or the breach thereof, shall constitute or give rise to or impose upon Issuer a pecuniary liability, a charge upon its general credit or taxing powers or a pledge of its general revenues. In making the agreements, provisions and covenants set forth in this Agreement, Issuer has not obligated itself except with respect to the Project and the application of the Loan Payments to be paid by Borrower hereunder. All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds. No recourse shall be had by Lender or Borrower for any claim based on this Agreement or the Tax Regulatory Agreement against any director, officer, employee or agent of Issuer alleging personal liability on the part of such person, unless such claim is based on the willful dishonesty of or intentional violation of law by such person.

     Section 2.05. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest hereunder.

     Section 2.06. Loan Payments To Be Unconditional. The obligations of Borrower to make the Loan Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Project to be acquired, constructed or refurbished, any defects, malfunctions, breakdowns or infirmities in the Project or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and any of Issuer, Lender, any Vendor or any other person, Borrower shall make all


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Loan Payments when due and shall not withhold any Loan Payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under this Agreement.

     Section 2.07. Prepayments. (a) Borrower may, in its discretion, prepay the Loan in whole at any time after the third anniversary of the date hereof by paying the applicable Prepayment Amount; provided, however, that the applicable premium for the privilege of prepayment used to calculate the Prepayment Amount under this clause (a) may be reduced by 100 basis points as provided in Section
7.07 hereof but in no event to a percentage less than zero.

     (b) Borrower shall prepay the Loan in full immediately upon demand of Lender after the occurrence and during the continuance of an Event of Default by paying the applicable Prepayment Amount.

     (c) Borrower may prepay the Loan in full at any time within 90 days after the occurrence of an Event of Taxability by paying the applicable Prepayment Amount plus an amount necessary to supplement the prior Loan Payments to the Gross-Up Rate; provided, however, that if the Event of Taxability is the result of an act or failure to act by Issuer, a determination that a representation or warranty of Issuer was untrue in any material respect when made or a failure of Issuer to comply with Article IV(n) hereof, the Prepayment Amount shall not include any premium.

     (d) The amounts due hereunder shall be repaid in part without premium with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Sections 2.03 or 2.04 of the Escrow Agreement.

     (e) Borrower shall prepay the Loan in full immediately upon the failure to comply with the provisions of Article VI hereof by paying the applicable Prepayment Amount.

     (f) Borrower may prepay the Loan in full upon damage or destruction of the Project by paying the applicable Prepayment Amount; provided, however, that if the damage or destruction is the result of any act of God, arson, natural disaster, riot or war, the applicable Prepayment Amount shall be calculated by reducing the applicable premium by one-half.

     Upon any prepayment in part of the Loan, the prepayment shall be applied first to interest accrued thereon and next to the Principal portion of the Loan Payments in the inverse order of maturity.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     Lender's agreement to make the loan to Issuer hereunder and to disburse the Loan Proceeds shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to
Lender:


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          (a) This Agreement, properly executed on behalf of Issuer and
     Borrower, and each of the Exhibits hereto properly completed.

          (b) The Tax Regulatory Agreement, properly executed on behalf of Issuer and Borrower.

          (c) The Escrow Agreement, properly executed on behalf of Issuer, Lender and Escrow Agent.

          (d) The Guaranty, properly executed on behalf of Guarantor.

          (e) The Letter of Credit.

          (f) A certificate of the Clerk or an Assistant Clerk of Borrower, certifying as to (i) the resolutions of the board of directors of Borrower, authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and any related documents, (ii) the bylaws of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and other instruments, agreements and certificates on behalf of Borrower.

          (g) Currently certified copies of the Articles of Organization of Borrower.

          (h) A Certificate of Good Standing issued as to Borrower by The Commonwealth of Massachusetts not more than 10 days prior to the date hereof.

          (i) A certificate of the Clerk or an Assistant Clerk of Guarantor, certifying as to (i) the resolutions of the board of directors of Guarantor, authorizing the execution, delivery and performance of the Guaranty and any related documents, (ii) the bylaws of Guarantor, and (iii) the signatures of the officers or agents of Guarantor authorized to execute and deliver the Guaranty and other instruments, agreements and certificates on behalf of Guarantor.

          (j) Currently certified copies of the Articles of Organization of Guarantor.

          (k) A Certificate of Good Standing issued as to Guarantor by The Commonwealth of Massachusetts not more than 10 days prior to the date hereof.

          (l) A completed and executed Form 8038 or evidence of filing thereof with the Secretary of Treasury.

          (m) A resolution or evidence of other official action taken by or on behalf of Issuer to authorize the transactions contemplated hereby.


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


          (n) Evidence that the financing of the Project has been approved by the "applicable elected representative" of Issuer after a public hearing held upon reasonable notice.

          (o) Financing statements executed by Issuer, as debtor, and naming Lender, as secured party.

          (p) An opinion of counsel to Borrower and Guarantor, addressed to Lender and Issuer, in the form attached hereto as Exhibit B.

          (q) Evidence that each of the conditions contained in Article III of the Equipment Loan Agreement have been satisfied.

          (r) An opinion of counsel to Issuer, addressed to Lender and Borrower, in the form attached hereto as Exhibit C.

          (s) An opinion of special tax counsel, addressed to Lender, in the form attached hereto as Exhibit D.

          (t) Payment of Issuer's fees, commissions and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          (u) Any other documents or items reasonably required by Lender.

     Lender's agreement to make the loan to Issuer hereunder, to disburse the Loan Proceeds and to consider approval of any disbursement from the Escrow Fund shall be subject to the further conditions precedent that on the date thereof:

          (v) Lender shall have received each of the items required for a disbursement pursuant to the Escrow Agreement;

          (w) the representations and warranties contained in Articles IV and V hereof are correct in all material respects on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (x) no event has occurred and is continuing, or would result from such loan to Issuer or the Loan which constitutes a Default, an Event of Default or an Event of Taxability.


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                                   ARTICLE IV

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

     Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:

          (a) Issuer is a body politic and corporate and a public instrumentality duly created and validly existing under the Constitution and laws of the State.

          (b) Issuer will exercise its best efforts to preserve and keep in full force and effect its existence as a body corporate and politic.

          (c) Issuer is authorized under the Constitution and laws of the State to enter into this Agreement, the Escrow Agreement, the Tax Regulatory Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.

          (d) Issuer has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement under the terms and provisions of the resolution of its governing body or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement against Issuer. Issuer has taken all necessary action and has complied with all provisions of the Act, including (without limitation) the making of the findings required by the Act, required to make this Agreement, the Escrow Agreement and the Tax Regulatory Agreement the valid and binding obligation of Issuer.

          (e) The officer of Issuer executing this Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Issuer's governing body, or by other appropriate official action.

          (f) This Agreement, the Escrow Agreement and the Tax Regulatory Agreement are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

          (g) Issuer has assigned to Lender all of Issuer's rights in this Agreement (except notice to Issuer pursuant to Section 11.03 hereof) including the assignment of all rights in the security interest granted to Issuer by Borrower.


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


          (h) Issuer will not pledge, mortgage or assign this Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.

          (i) None of the execution and delivery of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Issuer under the terms of any instrument or agreement.

          (j) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Issuer's knowledge, threatened against or affecting Issuer, challenging Issuer's authority to enter into this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Issuer which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

          (k) Issuer will submit or cause to be submitted to the Secretary of the Treasury a Form 8038 (or other information reporting statement) at the time and in the form required by the Code.

          (l) The financing of the Project has been approved by the "applicable elected representative" (as defined in Section 147(f) of the Code) of Issuer after a public hearing held upon reasonable notice.

          (m) Issuer will comply fully at all times with the Tax Regulatory Agreement, and Issuer will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

          (n) Issuer will take no action that would cause the Interest to become includable in gross income for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. ss. 1.148-2(c) or consenting to a deliberate action within the meaning of Treas. Reg. ss. 1.141-2(d)), and Issuer will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including,


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     without limitation, the calculation and payment of any rebate required to preserve such exclusion).

                                    ARTICLE V

                           REPRESENTATIONS, WARRANTIES
                            AND COVENANTS OF BORROWER

     Borrower represents, warrants and covenants for the benefit of Lender and Issuer, as follows:

          (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, has power to enter into this Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement. Borrower is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (b) Borrower has been fully authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and this Agreement, the Escrow Agreement and the Tax Regulatory Agreement have been duly authorized, executed and delivered.

          (c) The officer of Borrower executing this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Borrower's board of directors.

          (d) This Agreement, the Escrow Agreement and the Tax Regulatory Agreement constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors' rights.

          (e) The execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of organization or bylaws of Borrower or of any corporate


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


     restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower contrary to the terms of any instrument or agreement.

          (f) To the best of Borrower's knowledge, the authorization, execution, delivery and performance of this Agreement by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Agreement has not been taken and which is final and nonappealable.

          (g) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, challenging Borrower's authority to enter into this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Borrower which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

          (h) The Project is of the type authorized and permitted to be financed pursuant to the Act.

          (i) Borrower owns or will own the Project and intends to operate the Project, or cause the Project to be operated, as a "project," within the meaning of the Act, until the date on which all of the Loan Payments have been fully paid or the applicable Prepayment Amount has been fully paid.

          (j) Borrower will not take any action, or permit any action within its control to be taken on its behalf, that would cause the Interest to become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. ss. 1.148-2(c) or deliberate action within the meaning of Treas. Reg. ss. 1.141-2(d)), and Borrower will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

          (k) Borrower has heretofore furnished to Lender the audited financial statement of Guarantor for Guarantor's fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 and the unaudited financial statement of Guarantor for the six months ended June 30, 1997, and those statements fairly present the financial condition of Guarantor on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Guarantor.

          (l) Borrower and Guarantor have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by them. Borrower and Guarantor have filed all federal, state and local tax returns which are required to be filed, and Borrower and Guarantor have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by them to the extent such taxes have become due.

          (m) All financial and other information provided to Lender by or on behalf of Borrower or Guarantor in connection with Borrower's request for the Loan contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

          (n) Borrower will aid and assist Issuer in connection with preparing and submitting to the Secretary of the Treasury a Form 8038 (or other applicable information reporting statement) at the time and in the form required by the Code.

          (o) Borrower will comply fully at all times with the Tax Regulatory Agreement, and Borrower will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

          (p) Expenses for work done by officers or employees of Borrower in connection with the Project will be included as an Acquisition Cost, if at all, only to the extent (i) such persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and (iii) such expenses are treated or capable of being treated (whether or not so treated) on the books of Borrower as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis.

          (q) Any costs incurred with respect to that part of the Project paid from the Loan Proceeds shall be treated or capable of being treated on the books of Borrower as capital expenditures in conformity with generally accepted accounting principles applied on a consistent basis.

          (r) No part of the Loan Proceeds will be used to finance inventory or rolling stock or will be used for working capital or to finance any other cost not constituting an Acquisition Cost.

                                   ARTICLE VI

                                LETTER OF CREDIT

     Borrower hereby agrees to deliver or cause to be delivered to Lender the Letter of Credit as additional security for the prompt payment and performance of all of Borrower's obligations under this Agreement. Borrower hereby further agrees to deliver to Lender not later than 30 days prior to any scheduled expiration date of the Letter of Credit or any Substitute Letter of Credit (a) evidence satisfactory to lender that such Letter of Credit or Substitute Letter of Credit has been renewed on terms acceptable to Lender or (b) a Substitute Letter of Credit. If at any time (x) the rating of Bank by LACE Financial Corporation is below "B" or (y) the rating of a Substitute Bank is below the rating required by Lender at the time the related Substitute Letter of Credit is accepted by Lender, Borrower shall within 90 days provide to Lender a Substitute Letter of Credit. A failure by Borrower to fully and timely perform any obligation under this Article VI or the failure of Bank or any Substitute Bank to fully and timely honor any draft under the Letter of Credit or any Substitute Letter of Credit, as the case may be, shall constitute an immediate Event of Default hereunder.

                                   ARTICLE VII

                        AFFIRMATIVE COVENANTS OF BORROWER

     So long as the Loan shall remain unpaid, Borrower will comply with the following requirements:

     Section 7.01. Reporting Requirements. Borrower will deliver, or cause to be delivered, to Lender each of the following, which shall be in form and detail acceptable to Lender:

          (a) as soon as available, and in any event within 120 days after the end of each fiscal year of Guarantor, audited consolidated financial statements of Guarantor and Borrower with the unqualified opinion of independent certified public accountants selected by Borrower and acceptable to Lender, which annual financial statements shall include the consolidated balance sheet of Guarantor and Borrower as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of Guarantor and Borrower for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in
     Article V hereof, together with a certificate of the chief financial officer of Guarantor stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Article V hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within 90 days after the end of each fiscal quarter of Guarantor and Borrower, an unaudited/internal consolidated balance sheet and consolidated statements of income and retained earnings of Guarantor and Borrower as at the end of and for such month and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in
     Article V hereof and certified by the chief financial officer of Guarantor, subject to year-end audit adjustments; and accompanied by a certificate of that officer stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Article V hereof, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Guarantor and Borrower are in compliance with the financial covenants contained in Section 7.08 hereof;

          (c) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower or Guarantor of the type described in Article V(g) hereof or which seek a monetary recovery against Borrower in excess of $100,000 or Guarantor in excess of $500,000;

          (d) as promptly as practicable (but in any event not later than five Business Days) after an officer of Borrower obtains actual knowledge of the occurrence of any event that constitutes a Default or an Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such Default or Event of Default;

          (e) promptly upon their distribution, copies of all financial statements, reports and proxy statements that Borrower or Guarantor shall have sent to its stockholders;

          (f) promptly after the amending thereof, copies of any and all amendments to its certificate of incorporation, articles of organization or bylaws;

          (g) promptly upon actual knowledge thereof, notice of the violation by Borrower of any law, rule or regulation;

          (h) promptly upon actual knowledge thereof, notice of the change in the rating by LACE Financial Corporation of Bank or any Substitute Bank;

          (i) promptly upon actual knowledge thereof, notice of any material adverse change in the financial or operating condition of Borrower;

          (j) at the time when audited financial statements are delivered pursuant to the requirements of Section 7.01(a) hereof, projections of Borrower's and Guarantor's business and financial results for the next succeeding fiscal year, together with a balance sheet, income statement and supporting facts and assumptions used to formulate such and projections; and

          (k) promptly after the amending thereof, financial covenants required by Borrower's and/or Guarantor's working capital lender.

     Section 7.02. Books and Records; Inspection and Examination. Borrower will keep accurate books of record and account for itself pertaining to Borrower's business and financial condition in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon reasonable request of Lender and three Business Days' prior written notice, will permit any officer, employee, attorney or accountant for Lender to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Borrower at all times during ordinary business hours, and to discuss the affairs of Borrower with any of its directors, officers, employees or agents. Borrower will permit Lender, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records at any time during Borrower's business hours. Unless an Event of Default has occurred and is continuing, the inspections and examinations referred to in this Section shall be conducted not more than once per calendar year and shall be at the expense of Lender.

     Section 7.03. Compliance With Laws; Environmental Indemnity. Borrower will comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or its financial condition.

     Section 7.04. Payment of Taxes and Other Claims. Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Project) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of Borrower; provided, that Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. Borrower will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project.

     Section 7.05. Preservation of Corporate Existence. Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

     Section 7.06. Performance by Lender. If Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, and if such failure shall continue for a period of ten calendar days after Lender gives Borrower written notice thereof, Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Borrower shall thereupon pay to Lender on demand the amount of all moneys reasonably expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) reasonably incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of 12% per annum or the highest rate permitted by law. To facilitate the performance or observance by Lender of such covenants of Borrower, Borrower hereby irrevocably appoints, effective upon the occurrence and during the continuance of an Event of Default, Lender, or the delegate of Lender, acting alone, as the attorney in fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement.

     Section 7.07. Management of Guarantor. Borrower hereby agrees, upon written request of Lender after Leslie B. Lewis is at any time not the chief executive officer of Guarantor or not otherwise actively involved in the management of Guarantor (a "Management Change"), to provide to Lender a letter of credit in form and substance and issued by a bank acceptable to Lender in Lender's sole discretion in an amount equal to 50% of the outstanding amount of the Loan; provided, however, that Lender will not request any such letter of credit until 90 days after a Management Change occurs; and, provided, further, the premium for the privilege of prepayment used to calculate the Prepayment Amount pursuant to Section 2.07(a) hereof shall be reduced by 100 basis points but in no event to a percentage less than zero.

     Section 7.08. Financial Covenants. (a) Guarantor, on a consolidated basis, will maintain at all times its ratio of Debt (as defined below) to Tangible Net Worth (as defined below) at not more than 1.70 to 1.00. "Debt" shall mean (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet or otherwise classified as debt, and (ii) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by Guarantor and other contingent obligations of Guarantor in respect of, or to purchase or otherwise acquire, indebtedness of others (other than for any member of the consolidated group). "Tangible Net Worth" means the excess of:

          (A) the tangible assets of Guarantor, which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper over

          (B) all Debt of Guarantor;

provided, however, that (i) inventory shall be taken into account on the basis of the cost (determined on a first-in, first-out basis) or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, advances or loans to, or receivables from, directors, officers, employees or affiliates, intangible assets, amounts relating to covenants not to compete, pensions assets, deferred charges or treasury stock or any securities or Debt of Guarantor or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account.

     (b) Guarantor, on a consolidated basis, will maintain at its fiscal year end its Debt Service Coverage Ratio (as defined below) at not less than 1.20 to
1.00. "Debt Service Coverage Ratio" means the ratio of (i) Guarantor's Cash Flow Available for Debt Service (as defined below) to (ii) Guarantor's Debt Service (as defined below). "Cash Flow Available for Debt Service" of Guarantor means, Guarantor's income before taxes and interest, plus depreciation, amortization and other non-cash charges less the aggregate of (x) capital expenditures not financed with long-term debt and (y) any taxes paid, all based upon the prior twelve (12) month period. "Debt Service" of Guarantor means, the aggregate of
(i) interest expense of Guarantor for the prior twelve (12) months, and (ii) the current portion of the long-term Debt of Guarantor for the prior twelve (12) month period.

     (c) Guarantor, on a consolidated basis, will maintain at all times its Tangible Net Worth at not less than $12,000,000.

     (d) Guarantor will maintain at all times its net working capital (as determined in accordance with generally accepted accounting principles) at not less than $3,500,000.

     (e) If the financial covenants required by Borrower's and/or Guarantor's working capital lender are at any time changed, Lender may in its discretion require Borrower and Guarantor to comply with such changed financial covenants for the benefit of Lender, and Borrower hereby agrees to amend this Section to reflect such changed financial covenants.

                                  ARTICLE VIII

                         NEGATIVE COVENANTS OF BORROWER

     So long as the Loan shall remain unpaid, Borrower agrees that:

     Section 8.01. Sale of Assets. Borrower will not, and will not permit Guarantor to, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets (whether in one transaction or in a series of transactions); provided, however, that Borrower or Guarantor may enter into such transaction if Borrower or Guarantor, as the case may be, is the surviving entity, Lender receives a tax opinion in form and substance satisfactory to Lender and no Default or Event of Default has occurred or would result from such transaction. Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer for security upon or of any of the Equipment (as defined in the Equipment Loan Agreement) (except for the security interest created pursuant to the Equipment Loan Agreement) or any of its inventory, accounts receivables or cash. Guarantor may create, incur or suffer to exist mortgages, deeds of trust, pledges, liens, security interests and assignments or transfers for security upon all or any part of its assets.

     Section 8.02. Consolidation and Merger. Borrower will not, and will not permit Guarantor to, consolidate with or merge into any person, or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person; provided, however, that Borrower or Guarantor may enter into such transaction if Borrower or Guarantor, as the case may be, is the surviving entity, Lender receives a tax opinion in form and substance satisfactory to Lender and no Default or Event of Default has occurred or would result from such transaction; and provided, further, that Guarantor may in all events sell not more than 50% of the outstanding common stock of Borrower.

     Section 8.03. Accounting. Borrower will not, and will not permit Guarantor to, adopt, permit or consent to any material change in accounting principles other than as required by generally accepted accounting principles. Borrower will not, and will not permit Guarantor to, adopt, permit or consent to any change in its fiscal year.

     Section 8.04. Other Defaults. Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Borrower beyond any applicable grace or cure period or any judgment, decree, order or determination applicable to Borrower which is not stayed or being diligently contested in good faith.

                                   ARTICLE IX

                       ASSIGNMENT, SUBLEASING AND SELLING

     Section 9.01. Assignment by Lender. This Agreement, and the obligations of Borrower to make payments hereunder, may be assigned and reassigned in whole or in part to one or more assignees or subassignees by Lender at any time subsequent to its execution, without the necessity of obtaining the consent of Issuer or Borrower; provided, however, that no such assignment or reassignment shall be effective unless and until (a) Issuer and Borrower shall have received notice of the assignment or reassignment disclosing the name and address of the assignee or subassignee and (b) in the event that such assignment or reassignment is made to a bank or trust company as trustee for holders of certificates representing interests in this Agreement, such bank or trust company agrees to maintain, or cause to be maintained, a book-entry system by which a record of the names and addresses of such holders as of any particular time is kept and agrees, upon request of Issuer or Borrower, to furnish such information to Issuer or Borrower; provided, further, that there shall not be more than one person acting as lender or servicer hereunder at any one time; and provided, finally, that no such assignment shall amend the terms hereof or require Borrower to pay any fees or expenses in connection with such assignment. Upon receipt of notice of assignment, Borrower will reflect in a book-entry the assignee designated in such notice of assignment, and shall agree to make all payments to the assignee designated in the notice of assignment, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Issuer and Borrower may from time to time have against Lender or the assignee.

     Section 9.02. No Sale or Assignment by Borrower. This Agreement and the interest of Borrower in the Project may not be sold, assumed, assigned or encumbered by Borrower.

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

     Section 10.01. Events of Default. The following constitute "Events of Default" under this Agreement:

          (a) failure by Borrower to pay to Lender, as assignee of Issuer, when due any Loan Payment or to pay any other payment required to be paid hereunder and the continuation of such failure for a period of ten days;

          (b) failure by Borrower to fully and timely perform any of its obligations under Article VI of this Agreement or the failure of Bank or any Substitute Bank to fully and timely honor any draft under the Letter of Credit or any Substitute Letter of Credit, as the case may be;

          (c) failure by Borrower or Issuer to observe and perform any other covenant, condition or agreement contained herein, in the Escrow Agreement, in the Tax

     Regulatory Agreement or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of 30 days after written notice is given to Borrower or Issuer, as the case may be, specifying such failure and requesting that it be remedied; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower or Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected;

          (d) initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;

          (e) Borrower, Guarantor, Bank or any Substitute Bank shall be or become insolvent, or admit in writing its inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or Borrower, Guarantor, Bank or any Substitute Bank shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower, Guarantor, Bank or any Substitute Bank as the case may be; or Borrower, Guarantor, Bank or any Substitute Bank shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower, Guarantor, Bank or any Substitute Bank; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower, Guarantor, Bank or any Substitute Bank;

          (f) determination by Lender that any representation or warranty made by Borrower, Issuer or Guarantor herein, in the Tax Regulatory Agreement, in the Guaranty or in any other document executed in connection herewith was untrue in any material respect when made;

          (g) the occurrence of a default or an event of default under any instrument, agreement or other document evidencing or relating to any indebtedness or other monetary obligation of Borrower or Guarantor beyond any applicable grace or cure period in an amount greater than $100,000 with respect to Borrower or in an amount greater than $500,000 with respect to Guarantor;

          (h) Guarantor shall repudiate, purport to revoke or fail to perform Guarantor's obligations under the Guaranty;

          (i) Guarantor shall at any time own less than 50% of the outstanding common stock of Borrower (Borrower hereby acknowledges that Lender has made its decision to enter into the transactions contemplated hereby based in part upon the management expertise of Guarantor and its ownership of the stock of Borrower); or

          (j) an Event of Default shall occur and continue under the Equipment Loan Agreement.

     Section 10.02. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, Lender, as assignee of Issuer, shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps to the extent that the same are available to secured parties under Article 9 of the UCC in effect in the State from time to time and which are otherwise accorded to Lender, as assignee of Issuer, by applicable law:

          (a) by notice to Issuer and Borrower, declare the entire unpaid principal amount of the Loan then outstanding, all interest accrued and unpaid thereon and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

          (b) proceed by appropriate court action to enforce specific performance by Issuer or Borrower of the applicable covenants of this Agreement or to recover for the breach thereof, including the payment of all amounts due from Borrower. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees;

          (c) with or without notice to Borrower or Issuer submit one or more drafts under the Letter of Credit, any Substitute Letter of Credit or any letter of credit provided pursuant to Section 7.07 hereof for any amounts due hereunder; and

          (d) take whatever action at law or in equity may appear necessary or desirable to enforce its rights under this Agreement. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees.

     Notwithstanding any other remedy exercised hereunder, Borrower shall remain obligated to pay to Lender any unpaid portion of the Prepayment Amount.

     Section 10.03. No Remedy Exclusive. No remedy herein conferred upon or reserved to Lender or Issuer is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lender or Issuer to exercise any remedy reserved to it in this

Article, it shall not be necessary to give any notice other than such notice as may be required by this Article. All remedies herein conferred upon or reserved to Lender or Issuer shall survive the termination of this Agreement.

     Section 10.04. Late Charge. Any Loan Payment not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of three cents ($.03) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender's written invoice therefor, but such late charge shall not apply to any amounts accelerated hereunder or to any other Prepayment Amounts.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.01. Costs and Expenses of Lender. Borrower shall pay to Lender, in addition to the Loan Payments payable by Borrower hereunder, such amounts in each year as shall be required by Lender in payment of any reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement after the occurrence of an Event of Default, including (without limitation) payment of all reasonable fees, costs and expenses and all administrative costs of Lender in connection with this Agreement, expenses (including, without limitation, attorneys' fees and disbursements), fees of auditors or attorneys, insurance premiums not otherwise paid hereunder and all other direct and necessary administrative costs of Lender or charges required to be paid by it in order to comply with the terms of, or to enforce its rights under, this Agreement. Such costs and expenses shall be billed to Borrower by Lender from time to time, together with a statement certifying that the amount so billed has been paid by Lender for one or more of the items above described, or that such amount is then payable by Lender for such items. Amounts so billed shall be due and payable by Borrower within 30 days after receipt of the bill by Borrower.

     Section 11.02. Disclaimer of Warranties. LENDER AND ISSUER MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE PROJECT, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. In no event shall Lender or Issuer be liable for any loss or damage in connection with or arising out of this Agreement, the Project or the existence, furnishing, functioning or Borrower's use of any item or products or services provided for in this Agreement.

     Section 11.03. Notices. All notices, certificates, requests, demands and other communications provided for hereunder or under the Escrow Agreement or the Tax Regulatory Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered,
(b) three Business Days after deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. If notice to Borrower of any intended disposition of the Project or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least ten (10) Business Days prior to the date of intended disposition or other action. A courtesy copy of all notices to Borrower shall also be given to the following person; provided, however, that the failure to provide such courtesy copy shall not affect the rights or obligations of Lender, Issuer or Borrower:

          Burton Winnick, Esq.
          Gadsby & Hannah LLP
          225 Franklin Street
          Boston, Massachusetts  02110

     Section 11.04. Further Assurance and Corrective Instruments. Issuer and Borrower hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement and any rights of Lender hereunder or thereunder.

     Section 11.05. Binding Effect; Time of the Essence. This Agreement shall inure to the benefit of and shall be binding upon Lender, Issuer, Borrower and their respective successors and assigns. Time is of the essence.

     Section 11.06. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 11.07. Amendments. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

     Issuer's consent to an amendment of the financial covenants contained in
Section 7.08 hereof shall not be required.

     Section 11.08. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked "Original: 1 of 6" on the execution page thereof shall constitute chattel paper under the UCC.

     Section 11.09. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

     Section 11.10. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

     Section 11.11. Entire Agreement. This Agreement, the Tax Regulatory Agreement, the Escrow Agreement and the exhibits hereto and thereto constitute the entire agreement among Lender, Issuer, Borrower and Escrow Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Agreement or the Project financed hereby.

     Section 11.12. Usury. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

     Section 11.13. Waiver of Jury Trial. LENDER, ISSUER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG LENDER, ISSUER OR BORROWER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LENDER, ISSUER AND BORROWER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


    [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]


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



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

Lender:                               GE CAPITAL PUBLIC FINANCE, INC.


                                      By ______________________________________
                                      Title ___________________________________


Issuer:                               ARKANSAS DEVELOPMENT FINANCE AUTHORITY


                                      By ______________________________________
                                      Title ___________________________________


Borrower:                             QUAIL PIPING PRODUCTS, INC.


                                      By: /s/ Leslie B. Lewis
                                         -------------------------------------
                                      Title: Chairman
                                         ------------------------------------














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